Exhibit 99.1

Contact:	Brian J. Begley
Vice President, Investor Relations
(215) 546-5005
(215) 553-8455 (fax)

ATLAS PIPELINE PARTNERS, L.P.

REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Philadelphia, PA, February 23, 2010 – Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or the “Partnership”) today reported financial results for the fourth quarter and full year 2009.

Highlights from the fourth quarter 2009 and recent events include the following:

•

Recurring adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP measure, was $51.3 million, excluding a $1.7 million gain on asset sales and $11.7 million of realized hedge losses from legacy derivative positions in the fourth quarter 2009. Including these items, adjusted EBITDA was $41.3 million in the fourth quarter 2009 compared to $98.3 million for the prior year comparable quarter. A reconciliation of non-GAAP measures, including adjusted EBITDA and distributable cash flow, is provided within the financial tables of this release;

•

On a GAAP basis, net loss was $35.1 million for the fourth quarter of 2009 compared with net loss of $486.6 million for the prior year fourth quarter. The decreased loss between periods was primarily due to a goodwill impairment loss of $676.9 million recorded in the prior year period partially offset by a $164.0 million mark to market gain on certain derivatives in the prior year period as a result of the decline in crude oil prices;

•

The Partnership completed the construction of the Consolidator gas plant within budget and on schedule in mid-November. The new cryogenic plant provides an additional 40 million cubic feet per day (“mmcf/d”) of processing capacity which will enable the Partnership to pursue the numerous growth prospects in the Spraberry area and accommodate the robust 2010 drilling programs by producers in the Permian Basin of Western Texas. The Consolidator plant is experiencing an ethane recovery rate in excess of 91% in comparison to the previous 60% recovery rate of the Midkiff plant it replaced. The Consolidator plant offers increased reliability, reduced emissions and additional operating efficiencies; and

•

The Partnership has recently terminated its February through June 2010 purchased natural gas swap positions utilizing proceeds from its August 2009 private placement of common units and cash on hand. The Partnership will directly receive a greater portion of its operating cash flows by removing the negative impact of these legacy derivative positions prior to maturity. In accordance with the Partnership’s amended credit facility, the cost associated with this early termination will be added back to its Adjusted EBITDA during 2010.

“Our fourth quarter results reflect stronger cash flow and a further improved outlook for our business,” stated Eugene N. Dubay, Chief Executive Officer of Atlas Pipeline. “We have seen increased drilling in all of our areas of operation, including some very promising results from the Granite Wash in the Texas Panhandle, where our western Oklahoma systems are well-positioned to take advantage of the growth in this region. Today, our throughput volumes are again increasing at our processing facilities, due to previously shut-in volumes being re-instated and from volumetric arrangements we have negotiated with third parties. We expect this trend to continue throughout the remainder of the year. Our newer and more efficient systems, including the Consolidator Plant and the Nine Mile facility, will capture the increased drilling activity in their respective regions. We are starting off the year with strong momentum and expect the first quarter 2010 to reflect increased volume, as well as, the materially positive impact of removing legacy natural gas swaps versus fourth quarter 2009 results. As a result, Atlas Pipeline is positioned to significantly increase its cash flows this year and in the future. Lastly, we are focused on improving our balance sheet and executing as planned on our hedging strategy, ultimately to increase value for all of our stakeholders.”

* * *

Mid-Continent Segment Results

Fourth Quarter

•

The Velma system’s average natural gas processed volume was 75.7 Mmcfd for the fourth quarter 2009, an increase of approximately 31.2% compared with the prior year comparable quarter. This increase is primarily due to the expansion of the gathering system and connections made to new production through the recently installed Madill to Velma pipeline. Average natural gas liquid (“NGL”) production also increased to 8,450 barrels per day (“bpd”), an increase of 30.3% compared to the prior year fourth quarter.

•

The western Oklahoma systems, comprised of the Elk City/Sweetwater and Chaney Dell complexes, had average NGL production of 23,583 bpd and average natural gas processed volume was 396.6 Mmcfd for the fourth quarter 2009. System volumes were impacted late in the fourth quarter by natural gas freeze-offs and gas volumes used for heater treaters at the wellhead, as well as decreased drilling in western Oklahoma, while NGL production increased as a result of higher BTU gas and plant processing efficiencies. Natural gas from the Granite Wash in the Texas Panhandle was connected to the Elk City/Sweetwater system in the current period. This natural gas has a very high BTU factor which, coupled with APL’s high efficiency plants, has resulted in increased recoveries on the system.

•

The Midkiff/Benedum system’s average natural gas processed volume was 150.1 Mmcfd for the fourth quarter 2009, an increase of approximately 17.7% compared with the prior year comparable quarter. Average gross NGL production volumes increased to 22,017 bpd, up 21.8% when compared to the prior year comparable quarter, primarily due to the increased processed volume and the completion of the new Consolidator gas plant, one of the most state-of-the-art facilities in the area. It offers increased ethane recovery over the legacy facility and provides for the incremental capacity to handle the drilling plans of APL’s partner, Pioneer Natural Resources Company (NYSE: PXD), which owns a 27.2% undivided interest in the Partnership’s Midkiff/Benedum system r, and other third-party producers in the area.

Full Year

•

The Velma system’s average natural gas processed volume was 73.9 Mmcfd for the full year 2009, an increase of approximately 22.9% compared with the prior year. This increase is primarily due to the expansion of the gathering system and connections made to new production through the recently installed Madill to Velma pipeline. Average NGL production also increased to 8,232 bpd, an increase of 23.1% compared to the prior year.

•

The western Oklahoma systems had average NGL production of 24,593 bpd and average natural gas processed volume was 429.0 Mmcfd for the full year 2009. System volumes were impacted by decreased drilling in western Oklahoma and producer well shut-ins because of lower natural gas prices, while NGL production increased as a result of higher BTU gas, including production from the Granite Wash, and plant processing efficiencies.

•

The Midkiff/Benedum system’s average natural gas processed volume was 149.7 Mmcfd for the full year 2009, an increase of approximately 10.5% compared with the prior year. Average gross NGL production volumes increased to 21,261 bpd, up 8.8% when compared to the prior year. These increases are primarily due to the increased gathered volumes from producers in the area, lower lost and unaccounted for gas on the system, and approximately one and half months of operations of the Consolidator facility.

Appalachia Segment Results

Fourth Quarter

•

Gross margin (total revenues excluding gain on asset sale less operating costs and expenses) for the Appalachia segment, including equity income from its interest in Laurel Mountain Midstream, LLC (“Laurel Mountain”), was $1.2 million for the fourth quarter 2009 compared with $8.1 million for the prior year comparable quarter. The decrease is due to APL’s contribution of the majority of the Appalachia system to Laurel Mountain, the joint venture established between the Partnership and The Williams Companies, Inc. (NYSE: WMB), in which APL has a 49% ownership interest. Laurel Mountain generated $10.6 million in revenues and $2.2 million in net income during fourth quarter 2009.

•

Gross throughput volume on the Appalachia system, including 100% of the volumes of Laurel Mountain, increased to 107.5 Mmcfd for the fourth quarter 2009, an increase of approximately 10.7% compared with the prior year fourth quarter, as a result of new wells connected to the Appalachia gathering system from drilling activity by APL’s affiliate, Atlas Energy, Inc. (NASDAQ: ATLS). Laurel Mountain is currently expanding this system and expects volumes to increase during 2010 and 2011 as the expansion is completed and drilling in the Marcellus Shale continues.

Full Year

•

Gross margin for the Appalachia segment, including equity income from its interest in Laurel Mountain, was $16.4 million for the full year 2009 compared with $35.7 million for the prior year. The decrease is due to APL’s contribution of the majority of the Appalachia system to Laurel Mountain. Laurel Mountain generated $23.3 million in revenues and $5.9 million in net income from its inception in May 2009 through December 31, 2009.

•

Gross throughput volume on the Appalachia system, reflecting 100% of the volumes of Laurel Mountain, increased to 104.9 Mmcfd for the full year 2009, an increase of approximately 20.1% compared with the prior year, resulting from the connection of new wells to the Appalachia gathering system from drilling activity by Atlas Energy.

Corporate and Other

•

General and administrative expense, including amounts reimbursed to affiliates, was $37.7 million for the full year 2009 compared with income of $1.8 million for the prior year. The current year includes a $0.7 million loss and prior year included a $34.0 million gain related to non-cash compensation. Excluding the non-cash compensation, general and administrative expense increased $4.8 million compared to 2008, primarily related to an increase in the compensation reimbursement to Atlas Energy, certain severance costs incurred during the year and other one-time charges.

•

Depreciation and amortization increased to $92.4 million for the full year 2009 compared with $82.8 million for the prior year due primarily to expansion capital expenditures incurred subsequent to December 31, 2008, offset by the sale of certain assets in the second quarter 2009.

•

Net of deferred financing costs, interest expense increased to $95.6 million for the full year 2009 as compared with $80.0 million for the prior year. This increase was primarily due to an increase in the interest rate on its revolver and senior secured term loans as a result of the amendment to its credit facility in May 2009, offset by a $239.0 million reduction in debt outstanding since December 31, 2008.

•

At December 31, 2009, the Partnership had $1.254 billion of total debt which includes $433.5 million outstanding on its term loan that matures in 2014, $494.7 million of 8 1/8% and 8 3/4% senior unsecured notes that mature in 2015 and 2018, respectively, and $326.0 million of outstanding borrowings under its $380.0 million revolving credit facility that matures in 2013. Up to $50.0 million of the credit facility may be utilized for letters of credit, of which $10.1 million was outstanding at December 31, 2009. Remaining available borrowings under the credit facility were $43.9 million at December 31, 2009.

•

The credit facility contains customary covenants, including maintaining ratios as of the fiscal quarter ending December 31, 2009. The Partnership is in compliance with all of its covenants under the credit facility. As of December 31, 2009, the Partnership’s covenant ratios were as follows:

•	Leverage – 5.2x

•	Senior Secured Leverage – 3.2x

•	Interest Coverage – 2.5x

The maximum allowed leverage ratios under the credit facility for the period ended December 31, 2009 were as follows: Leverage – 8.5x and Senior Secured Leverage – 5.25x and the minimum allowed Interest Coverage was 1.7x.

Interested parties are invited to access the live webcast of an investor call with management regarding the Partnership’s fourth quarter 2009 results on Wednesday, February 24, 2010 at 9:00 am ET by going to the Investor Relations section of the Partnership’s website at www.atlaspipelinepartners.com. An audio replay of the conference call will also be available beginning at 12:00 pm ET on Wednesday, February 24, 2010. To access the replay, dial 1-888-286-8010 and enter conference code 20645478.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 10,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owned at December 31, 2009 a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common and 15,000 $1,000 par value 12% preferred limited partner units of Atlas Pipeline Partners, L.P.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in southwestern Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of Atlas Energy, Inc.’s acreage. Atlas Energy, Inc. also owns 1.1 million common units in APL and a 64% interest in AHD. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Partners, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, inability of the Partnership to successfully integrate the operations at the acquired systems, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Pipeline’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008(1)	2009	2008(1)
Revenue:
Natural gas and liquids	$252,066	$156,094	$778,544	$1,342,782
Transportation, compression and other fees – affiliates	659	10,797	17,536	43,293
Transportation, compression and other fees – third parties	2,859	4,404	15,433	21,196
Equity income in joint venture	1,903	—	4,043	—
Gain on asset sales	—	—	111,440	—
Other income (loss), net	(16,360)	191,632	(22,791)	(55,504)

Total revenue and other loss, net	241,127	362,927	904,205	1,351,767

Costs and expenses:
Natural gas and liquids	185,331	143,088	594,742	1,080,940
Plant operating	15,761	14,417	58,474	60,835
Transportation and compression	401	3,407	6,657	11,249
General and administrative	10,148	(11,650)	34,994	(3,325)
Compensation reimbursement – affiliates	1,606	(2,207)	2,731	1,487
Depreciation and amortization	24,871	21,641	92,434	82,841
Goodwill and other asset impairment loss	10,325	676,860	10,325	676,860
Interest	27,809	23,328	103,629	85,991
Gain on early extinguishment of debt	—	(19,867)	—	(19,867)

Total costs and expenses	276,252	849,017	903,986	1,977,011

Income (loss) from continuing operations	(35,125)	(486,090)	219	(625,244)

Discontinued operations:
Gain on sale of discontinued operations	—	—	51,078	—
Income (loss) from discontinued operations	—	(483)	11,417	20,546

Income (loss) from discontinued operations	—	(483)	62,495	20,546

Net income (loss)	(35,125)	(486,573)	62,714	(604,698)

(Income) loss attributable to non-controlling interests	(1,101)	30,574	(3,176)	22,781
Preferred unit dividends	—	(332)	(900)	(1,769)
Preferred unit imputed dividend cost	—	—	—	(505)

Net income (loss) attributable to common limited partners and the general partner	$(36,226)	$(456,331)	$58,638	$(584,191)

See footnotes on page 10 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008(1)	2009	2008(1)
Allocation of net income (loss) attributable to common limited partners and the general partner:
Common limited partner interest:
Continuing operations	$(35,497)	$(446,686)	$(3,779)	$(615,583)
Discontinued operations	—	(472)	61,239	20,133

	(35,497)	(447,158)	57,460	(595,450)

General partner interest:
Continuing operations	(729)	(9,162)	(78)	10,846
Discontinued operations	—	(11)	1,256	413

	(729)	(9,173)	1,178	11,259

Net income (loss) attributable to common limited partners and the general partner:
Continuing operations	(36,226)	(455,848)	(3,857)	(604,737)
Discontinued operations	—	(483)	62,495	20,546

	$(36,226)	$(456,331)	$58,638	$(584,191)

Net income (loss) attributable to common limited partners per unit:
Basic:
Continuing operations	$(0.70)	$(9.72)	$(0.08)	$(14.43)
Discontinued operations	—	(0.01)	1.27	0.47

	$(0.70)	$(9.73)	$1.19	$(13.96)

Diluted:
Continuing operations	$(0.70)	$(9.72)	$(0.08)	$(14.43)
Discontinued operations Diluted	—	(0.01)	1.27	0.47

	$(0.70)	$(9.73)	$1.19	$(13.96)

Weighted average common limited partner units outstanding:
Basic	50,511	45,946	48,299	42,513

Diluted	50,511	45,946	48,299	42,513

Capital expenditure data:
Maintenance capital expenditures	$3,260	$1,075	$6,821	$6,051
Expansion capital expenditures	14,046	75,880	148,095	294,672

Total	$17,306	$76,955	$154,916	$300,723

See footnotes on page 10 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2009	December 31, 2008(1)
ASSETS

Current assets:
Cash and cash equivalents	$1,021	$1,445
Accounts receivable – affiliates	—	537
Accounts receivable	100,721	100,000
Current portion of derivative asset	998	44,961
Prepaid expenses and other	15,404	10,996
Current assets of discontinued operations	—	13,441

Total current assets	118,144	171,380

Property, plant and equipment, net	1,684,384	1,781,011
Intangible assets, net	168,091	193,647
Investment in joint venture	132,990	—
Long-term portion of derivative asset	361	—
Other assets, net	33,993	24,993
Long-term assets of discontinued operations	—	242,165

	$2,137,963	$2,413,196

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable – affiliates	$2,043	$—
Accounts payable	22,928	66,571
Accrued liabilities	14,348	13,386
Accrued interest payable	9,652	2,423
Current portion of derivative liability	33,547	60,396
Accrued producer liabilities	66,211	66,846
Current liabilities of discontinued operations	—	10,572

Total current liabilities	148,729	220,194

Long-term portion of derivative liability	11,126	48,159
Long-term debt, less current portion	1,254,183	1,493,427
Other long-term liability	398	574
Commitments and contingencies

Partners’ capital:
Class A preferred limited partner’s interest	—	27,853
Class B preferred limited partner’s interest	14,955	10,007
Common limited partners’ interests	787,834	735,742
Investment in Class B cumulative preferred member units of Atlas Pipeline Holdings II, LLC (reported as treasury units)	(15,000)	—
General partner’s interest	15,853	14,521
Accumulated other comprehensive loss	(49,190)	(104,944)

	754,452	683,179
Non-controlling interest	(30,925)	(32,337)

Total partners’ capital	723,527	650,842

	$2,137,963	$2,413,196

See footnotes on page 10 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Segment Information

(unaudited, in thousands)

	Appalachia	Mid-Continent	Corporate and Other	Consolidated
Three Months Ended December 31, 2009:
Revenue:
Revenues – third party	$(968)	$268,402	$(28,869)	$238,565
Revenues – affiliates	659	—	—	659
Equity Income	1,903	—	—	1,903

Total revenue and other income (loss), net	1,594	268,402	(28,869)	241,127

Costs and Expenses:
Operating costs and expenses	402	201,091	—	201,493
General and administrative(2)	—	—	11,754	11,754
Depreciation and amortization	139	24,732	—	24,871
Goodwill and other asset impairment loss	—	10,325	—	10,325
Interest expense(2)	—	—	27,809	27,809

Total costs and expenses	541	236,148	39,563	276,252

Net income (loss) from continuing operations:	1,053	32,254	(68,432)	(35,125)
Income from discontinued operations:	—	—	—	—

Net Income (loss)	$1,053	$32,254	$(68,432)	$(35,125)

Three Months Ended December 31, 2008(1):
Revenue:
Revenues – third party	$1,030	$184,040	$167,060	$352,130
Revenues – affiliates	10,797	—	—	10,797

Total revenue and other income (loss), net	11,827	184,040	167,060	362,927

Costs and expenses:
Operating costs and expenses	3,692	157,220	—	160,912
General and administrative(2)	—	—	(13,857)	(13,857)
Depreciation and amortization	1,827	19,814	—	21,641
Goodwill and other asset impairment loss	2,304	674,556	—	676,860
Interest expense(2)	—	—	23,328	23,328
Gain on extinguishment of debt	—	—	(19,867)	(19,867)

Total costs and expenses	7,823	851,590	(10,396)	849,017

Net income (loss) from continuing operation	4,004	(667,550)	177,456	(486,090)
Income from discontinued operations	—	—	(483)	(483)

Net Income (loss)	$4,004	$(667,550)	$176,973	$(486,573)

See footnotes on page 10 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Segment Information

(unaudited, in thousands)

	Appalachia	Mid-Continent	Corporate and Other	Consolidated
Year Ended December 31, 2009:
Revenue:
Revenues – third party	$1,779	$852,803	$(83,396)	$771,186
Revenues – affiliates	17,536	—	—	17,536
Gain on asset sale	108,947	2,493	—	111,440
Equity Income	4,043	—	—	4,043

Total revenue and other income (loss), net	132,305	855,296	(83,396)	904,205

Costs and Expenses:
Operating costs and expenses	6,917	652,956	—	659,873
General and administrative(2)	—	—	37,725	37,725
Depreciation and amortization	3,591	88,843	—	92,434
Goodwill and other asset impairment loss	—	10,325	—	10,325
Interest expense(2)	—	—	103,629	103,629

Total costs and expenses	10,508	752,124	141,354	903,986

Net income (loss) from continuing operations:	121,797	103,172	(224,750)	219
Income from discontinued operations:	—	—	62,495	62,495

Net Income (loss)	$121,797	$103,172	$(162,255)	$62,714

Year Ended December 31, 2008(1):
Revenue:
Revenues – third party	$5,456	$1,508,774	$(205,756)	$1,308,474
Revenues – affiliates	43,293	—	—	43,293

Total revenue and other income (loss), net	48,749	1,508,774	(205,756)	1,351,767

Costs and expenses:
Operating costs and expenses	13,073	1,139,951	—	1,153,024
General and administrative(2)	—	—	(1,838)	(1,838)
Depreciation and amortization	6,430	76,411	—	82,841
Goodwill and other impairment loss	2,304	674,556	—	676,860
Interest expense(2)	—	—	85,991	85,991
Gain on extinguishment of debt	—	—	(19,867)	(19,867)

Total costs and expenses	21,807	1,890,918	64,286	1,977,011

Net income (loss) from continuing operation	26,942	(382,144)	(270,042)	(625,244)
Income from discontinued operations	—	—	20,546	20,546

Net Income (loss)	$26,942	$(382,144)	$(249,496)	$(604,698)

See footnotes on page 10 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

(unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008(1)	2009	2008(1)
Reconciliation of net income (loss) to other non-GAAP measures(3):
Net income (loss)	$(35,125)	$(486,573)	$62,714	$(604,698)
Income attributable to non-controlling interests	(1,101)	30,574	(3,176)	22,781
Depreciation and amortization	24,871	21,641	92,434	82,841
Long-lived asset impairment loss	10,325	—	10,325	—
Goodwill impairment loss, net of non-controlling interest	—	646,189	—	646,189
Interest expense, net of ineffective interest rate swaps(8)	28,252	23,328	104,072	85,991
NOARK depreciation and amortization(4)	—	1,874	2,773	7,283
NOARK asset impairment(4)	—	13,686	—	21,648
NOARK interest expense (income) (4)	—	(97)	29	(1,148)

EBITDA	27,222	250,622	269,171	260,887
Adjust for cash flow from equity investment	751	—	267	—
Adjust for cash portion of gain on asset sale(5)	1,680	—	(78,053)	—
Non-cash (gain) loss on derivatives	11,980	(151,786)	51,342	(115,767)
Early termination cash derivative expense(6)	—	10,000	5,000	197,641
Non-cash linefill (gain) loss(7)	(561)	9,240	(3,899)	7,797
Non-cash compensation expense (income)	204	(19,737)	701	(34,010)

Adjusted EBITDA	41,276	98,339	244,529	316,548
Interest expense, net of ineffective interest rate swaps(8)	(28,252)	(23,328)	(104,072)	(85,991)
Amortization of deferred financing costs	1,567	2,296	8,016	5,946
Preferred unit dividends	—	(332)	(900)	(1,769)
Maintenance capital expenditures	(3,260)	(1,075)	(6,821)	(6,051)
NOARK interest income (expense)(4)	—	97	(29)	1,148
NOARK maintenance capital expenditures(4)	—	(224)	(454)	(623)

Distributable cash flow	$11,331	$75,773	$140,269	$229,208

(1)	Restated to reflect amounts reclassified to discontinued operations due to the Partnership’s sale of its NOARK gas gathering and interstate pipeline system.
(2)

The Partnership notes that derivative contract, interest and general and administrative expenses have not been allocated to its reportable segments as it would be unfeasible to reasonably do so for the periods presented.

(3)

EBITDA, Adjusted EBITDA and Distributable Cash Flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Partnership believes that EBITDA, Adjusted EBITDA and Distributable Cash Flow provide additional information for evaluating the Partnership’s ability to make distributions to its common unitholders and the general partner, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA and Adjusted EBITDA are also financial measurements that, with certain negotiated adjustments, are utilized within the Partnership’s financial covenants under its credit facility. EBITDA, Adjusted EBITDA and Distributable Cash Flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(4)	Included within income from discontinued operations.
(5)

Represents the portion of the gain on sale recognized upon the sale of the Partnership’s Appalachia gathering system related to the $25.5 million note receivable from which the Partnership has preferential rights to the net proceeds and the portion of the gain attributed to the increase of the Partnership’s investment in the Laurel Mountain joint venture to fair value. During the three months ended December 31, 2009, the Partnership utilized $1.7 million of the note receivable to fund a capital contribution to the joint venture.

(6)

During the years ended December 31, 2009 and 2008, the Partnership made net payments of $5.0 million and $197.6 million, respectively, related to the early termination of derivative contracts. The Partnership had previously entered into an amendment to its credit facility to revise the definition of Consolidated EBITDA to allow for the add-back of charges relating to the early termination of certain derivative contracts for debt covenant calculation purposes when the early termination of derivative contracts is funded through the issuance of equity.

(7)	Includes the non-cash impact of commodity price movements on pipeline linefill inventory.
(8)

Includes the cost of interest rate swaps that were previously recognized in Interest expense prior to the May 2009 amendment to our credit facility but are now recorded in Other income (loss), net in the Partnership’s income statement because of ineffectiveness.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Operating Highlights

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Mid-Continent Weighted Average Prices(1)
Unhedged natural gas sales price per mcf	$4.11	$3.97	$3.25	$7.20
Unhedged NGL sales price per gallon	$0.97	$0.65	$0.73	$1.25
Unhedged condensate sales price per barrel	$73.75	$54.40	$57.48	$97.63

Mid-Continent – Velma System(1)
Natural Gas
Gross natural gas gathered – mcfd	77,741	60,494	76,378	63,196
Gross natural gas processed – mcfd	75,687	57,689	73,940	60,147
Gross residue natural gas – mcfd	59,510	45,530	58,350	47,497
Unhedged natural gas sales price per mcf	$4.06	$4.03	$3.24	$7.38
Natural Gas Liquids
Gross NGL sales – bpd	8,450	6,485	8,232	6,689
Unhedged NGL sales price per gallon	$0.93	$0.62	$0.69	$1.23
Condensate
Gross condensate sales – bpd	360	262	377	280
Unhedged condensate sales price per barrel	$74.73	$57.64	$59.80	$99.34

Mid-Continent – Elk City/Sweetwater System(1)
Natural Gas
Gross natural gas gathered – mcfd	252,616	246,768	234,675	280,860
Gross natural gas processed – mcfd	184,332	221,178	213,581	232,664
Gross residue natural gas – mcfd	163,723	200,665	193,125	210,399
Unhedged natural gas sales price per mcf	$4.46	$4.25	$3.12	$7.24
Natural Gas Liquids
Gross NGL sales – bpd	10,625	9,336	11,175	10,487
Unhedged NGL sales price per gallon	$0.96	$0.65	$0.71	$1.26
Condensate
Gross condensate sales – bpd	388	429	378	332
Unhedged condensate sales price per barrel	$73.11	$55.13	$55.19	$90.39

Mid-Continent – Chaney Dell System(1)
Natural Gas
Gross natural gas gathered – mcfd	234,936	270,187	270,703	276,715
Gross natural gas processed – mcfd	212,309	243,290	215,374	245,592
Gross residue natural gas – mcfd	198,866	243,173	228,261	239,498
Unhedged natural gas sales price per mcf	$4.16	$3.74	$3.25	$6.98
Natural Gas Liquids
Gross NGL sales – bpd	12,958	13,156	13,418	13,263
Unhedged NGL sales price per gallon	$0.94	$0.65	$0.69	$1.23
Condensate
Gross condensate sales – bpd	712	842	824	791
Unhedged condensate sales price per barrel	$72.57	$51.47	$55.07	$97.29

Mid-Continent – Midkiff/Benedum System(1)
Natural Gas
Gross natural gas gathered – mcfd	156,412	140,449	159,568	144,081
Gross natural gas processed – mcfd	150,071	127,508	149,656	135,496
Gross residue natural gas – mcfd	97,961	91,027	101,788	92,019
Unhedged natural gas sales price per mcf	$4.03	$4.25	$3.35	$7.44
Natural Gas Liquids
Gross NGL sales – bpd	22,017	18,075	21,261	19,538
Unhedged NGL sales price per gallon	$1.05	$0.66	$0.83	$1.27
Condensate
Gross condensate sales – bpd	788	707	1,265	1,142
Unhedged condensate sales price per barrel	$75.53	$57.28	$60.35	$97.89

Appalachia(1)
Average throughput volume – mcfd(2)	107,541	97,104	104,882	87,299

(1)	“Mcf” represents thousand cubic feet; “Mcfd” represents thousand cubic feet per day; “Bpd” represents barrels per day.
(2)	Effective May 31, 2009, the date of inception, this amount includes 100% of the throughput volume of Laurel Mountain, a joint venture in which the Partnership has a 49% ownership interest.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Unaudited Current Hedge Positions through 2010

(as of February 23, 2010)

Note: The natural gas, natural gas liquid and condensate hedge positions shown below represent the hedge contracts in place through December 31, 2010. APL’s hedge position in its entirety, including any hedges for periods after December 31, 2010, will be disclosed in the Partnership’s Form 10-K.

NATURAL GAS HEDGES

Swap Contracts

Production Period	Purchased /Sold	Commodity	MMBTU	Avg. Fixed Price
1Q 2010	Purchased	Natural Gas	2,190,000	$8.64
1Q 2010	Sold	Natural Gas Basis	1,110,000	(0.58)
1Q 2010	Purchased	Natural Gas Basis	3,300,000	(0.56)
2Q 2010	Sold	Natural Gas Basis	1,110,000	(0.58)
2Q 2010	Purchased	Natural Gas Basis	3,300,000	(0.56)
3Q 2010	Sold	Natural Gas Basis	1,140,000	(0.70)
3Q 2010	Purchased	Natural Gas Basis	1,140,000	(0.71)
4Q 2010	Sold	Natural Gas Basis	1,140,000	(0.70)
4Q 2010	Purchased	Natural Gas Basis	1,140,000	(0.70)

Option Contracts

Production Period	Purchased/Sold	Type	Commodity	MMBTU	Avg. Strike Price
2Q 2010	Purchased	Call	Natural Gas	2,190,000	$5.50

NATURAL GAS LIQUIDS AND CONDENSATE HEDGES

Option Contracts – NGLs

Production Period	Purchased/Sold	Type	Commodity	Gallons	Avg. Strike Price
1Q10	Purchased	Put	Propane	18,270,000	$0.99
1Q10	Purchased	Put	Normal Butane	3,654,000	1.21
1Q10	Purchased	Put	Natural Gasoline	3,906,000	1.55
2Q10	Purchased	Put	Propane	17,640,000	1.06

Option Contracts – NGLs and Condensate

Production Period	Purchased/Sold	Type	Commodity	Barrels	Avg. Strike Price
1Q10	Purchased	Put	Crude Oil	294,000	$71.38
1Q10	Sold	Call	Crude Oil	1,400,250	77.58
1Q10	Purchased	Call	Crude Oil	270,000	120.00
2Q10	Purchased	Put	Crude Oil	303,000	74.35
2Q10	Sold	Call	Crude Oil	1,400,250	77.58
2Q10	Purchased	Call	Crude Oil	270,000	120.00
3Q10	Purchased	Put	Crude Oil	150,000	72.80
3Q10	Sold	Call	Crude Oil	280,500	99.42
3Q10	Purchased	Call	Crude Oil	87,000	120.00
4Q10	Purchased	Put	Crude Oil	150,000	74.40
4Q10	Sold	Call	Crude Oil	280,500	99.42
4Q10	Purchased	Call	Crude Oil	87,000	120.00

INTEREST RATE HEDGES

Swap Contracts

Term	Notional Amount	Type
January 2010	$200,000,000	Pay 2.88% – Receive LIBOR
January – April 2010	$250,000,000	Pay 3.14% – Receive LIBOR